Exhibit 3.3
PORTRAIT CORPORATION OF AMERICA, INC.

CERTIFICATE OF THE POWERS, DESIGNATIONS,

PREFERENCES AND RIGHTS OF THE

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK,

PAR VALUE $.01 PER SHARE

Pursuant to Section 151 of the Delaware General Corporation Law

The undersigned, Barry J. Feld, President of Portrait Corporation of America, Inc., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolution, creating a series of 15,287 shares of Preferred Stock was duly adopted by the Board of Directors, on July 1, 2004:

WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of shares of Preferred Stock, par value $.01 per share, of the Corporation, in one or more classes or series with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series.

NOW, THEREFORE, BE IT RESOLVED:

1. Designation and Number of Shares. There shall be hereby established a series of Preferred Stock, par value $.01 per share, of Portrait Corporation of America, Inc. (the “Corporation”) designated as “Series A Redeemable Convertible Preferred Stock” (the “Series A Preferred Stock”). The authorized number of shares of Series A Preferred Stock shall be 15,287.

2. Rank. The Series A Preferred Stock shall, with respect to distributions of assets and rights upon the occurrence of an Extraordinary Event (as hereinafter defined) or Liquidation (as hereinafter defined), rank senior to (a) all classes of common stock of the Corporation (including, without limitation, the common stock, par value $.01 per share, of the Corporation) (the “Common Stock”) and (b) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series A Preferred Stock (the “Junior Stock”).

3. Dividends. Beginning on the date of issuance of the Series A Preferred Stock, if the Board of Directors of the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash or other property or assets), to holders of shares of Common Stock, then the holders of each share of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Series A Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series A Preferred Stock at the same time such dividend or distribution is paid to holders of Common Stock.

4. Liquidation Preference/Extraordinary Event Preference.

(a) For the purposes of this Section 4, a Liquidation shall mean the voluntary or involuntary liquidation, dissolution or winding up of the Corporation. For the purposes of this Section 4, an Extraordinary Event shall mean (i) the voluntary sale, conveyance, exchange or transfer to another Person of all or substantially all of the assets of the Corporation (a “Sale of Assets”), and (ii)(x) the merger or consolidation of the Corporation with one or more other Persons or (y) the merger or consolidation of one or more Persons into or with the Corporation, if, in the case of (x) or (y), the stockholders of the Corporation prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person (a “Merger”).

(b) In the event of any Liquidation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid for each share of Series A Preferred Stock held thereby, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock, an amount (the “Liquidation Amount”), that shall be the sum of (i)  the greater of (x) $1,000.00 per share or (y) the fair market value of the Common Stock for which such share is convertible on the date fixed for the Liquidation (the “Liquidation Preference”) and (ii) all declared and unpaid dividends thereon to the date fixed for the Liquidation.

In the event of any Extraordinary Event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid for each share of Series A Preferred Stock held thereby, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock, an amount (the “Extraordinary Event Amount”) that shall be the sum of (i) $1,000.00 per share (the “Extraordinary Event Preference”) and (ii) all declared and unpaid dividends thereon to the date fixed for the Extraordinary Event.

If the assets of the Corporation are not sufficient to pay in full the foregoing Liquidation Amount or Extraordinary Event Amount to the holders of outstanding shares of the Series A Preferred Stock, then the holders of all shares of Series A Preferred Stock shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock are entitled were paid in full.

(c) The Liquidation Amount and Extraordinary Event Amount payable to the holders of shares of Series A Preferred Stock in accordance with Section 4(b) shall be payable in cash; provided, however, that in the event of a Merger, the Extraordinary Event Amount shall be payable, at the option of the Corporation, in securities of the surviving Person.

(d) Written notice of a Liquidation or Extraordinary Event shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the date of such Liquidation or Extraordinary Event, to the holders of record of the Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

5. Redemption.

(a) On or after April 30, 2011, the Corporation shall redeem, at the option and request of the holder, to the extent it has legally available funds therefor, all of the shares of the Series A Preferred Stock at a redemption price that shall be the sum of (i) $1,000.00 per share and (ii) all declared and unpaid dividends thereon to the date fixed for redemption (the “Redemption Price”). In the event that the Corporation does not have sufficient legally available funds on such date to redeem all outstanding shares of the Series A Preferred Stock, then the Corporation shall redeem on such date the number of shares of the Series A Preferred Stock which it has legally available funds to redeem, and the shares of the Series A Preferred Stock not so redeemed on such date shall be redeemed in whole or from time to time in part on the first date on which the Corporation shall have legally available funds for a redemption of such shares, subject to Section 5(c) hereof.

(b) In the event that less than all the outstanding shares of the Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined pro rata or by lot as may be determined by the Board of Directors, in its sole discretion, to be equitable.

(c) In the event that the Corporation shall redeem shares of the Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the date of such redemption, to each holder of record of the shares to be redeemed at such holder’s address as the same appears on the books of the Corporation. Each such notice shall state (i) the date of redemption; (ii) the aggregate number of shares of the Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where certificates for such shares may be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the date of such redemption.

(d) Any shares of the Series A Preferred Stock that shall at any time have been redeemed or repurchased by the Corporation, or surrendered to the Corporation for exchange, in accordance herewith or otherwise, or otherwise acquired by the Corporation shall, upon such redemption, repurchase, surrender or other acquisition, be canceled, and thereafter such shares shall have the status of authorized but unissued shares of Preferred Stock, without designation as to rights, preferences, limitations or series until such shares are once more designated as part of a particular series with particular rights, preferences or limitations by the Board of Directors or a duly authorized committee thereof; provided, that no such issued and reacquired shares of Series A Preferred Stock shall be reissued or sold as Series A Preferred Stock.

(e) On or after any date of redemption, unless the Corporation defaults in the payment of the Redemption Price, dividends will cease to accrue on the outstanding shares of Series A Preferred Stock called for redemption and all rights of the holders of such shares (except the right to receive the applicable Redemption Price upon surrender of their certificates) will terminate.

6. Voting Rights; Election of Director.

(a) The holders of Series A Preferred Stock, except as otherwise required under Delaware law or as set forth in Sections (b) and (c) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

(b) So long as the Series A Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Preferred Stock into shares of Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

(c) The holders of the Series A Preferred Stock, voting as a separate series, shall be entitled to elect one director of the Corporation. The Series A Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class with respect to the election of all of the other directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the election of the director to be elected solely by the holders of the Series A Preferred Stock. A vacancy in the directorship elected by the holders of the Series A Preferred Stock pursuant to this Section 6(c) shall be filled only by vote or written consent of the holders of a majority of the Series A Preferred Stock.

7. Conversion.

(a) Any holder of Series A Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 7, any or all of such holder’s shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 7(g), to a fraction, the numerator of which shall be the product of (i) the number of shares of Series A Preferred Stock being so converted and (ii) the Extraordinary Event Preference and the denominator of which shall be the Conversion Price (as defined below) then in effect, except that with respect to any share which shall be called for redemption, in connection with the request of such holder, such right shall terminate at the close of business on the Business Day immediately prior to the date of redemption for such share, unless in any such case the Corporation shall default in performance or payment due upon redemption thereof. The “Conversion Price” shall be $8.00 per share, subject to adjustment as set forth in Section 7(d). Such conversion right shall be exercised by the surrender of the shares of Series A Preferred Stock to be converted (the “Shares”) to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such Shares and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(k). All Shares surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no Shares shall be issued in lieu thereof.

(b) As promptly as practicable after the surrender, as herein provided, of any Shares for conversion pursuant to Section 7(a), the Corporation shall deliver to or upon the written order of the holder of the Shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such Shares may be or have been converted in accordance with the provisions of this Section 7. Subject to the following provisions of this Section 7, such conversion shall be deemed to have been made immediately prior to the close of business on the date that such Shares shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such Shares shall be treated for all purposes as having become the record holder or holders of such Common Stock at such appropriate time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the Common Stock deliverable upon such conversion as the record holder or holders of such Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next preceding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next preceding day. In case of the redemption of any shares of Series A Preferred Stock pursuant to Section 5(a), the right of conversion shall cease and terminate, as to the shares to be redeemed, at the close of business on the Business Day immediately prior to the date fixed for redemption, unless the Corporation shall default (I) in the payment of the applicable redemption price for the shares to be redeemed or the amounts, if any, payable pursuant to Section 7(c) or (II) in the performance of its obligation to issue Common Stock in exchange therefor, as the case may be.

If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next succeeding Business Day.

(c) To the extent permitted by law, when shares of Series A Preferred Stock are converted, all dividends accrued and unpaid (whether or not declared or currently payable) on the Series A Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

(d) The Conversion Price shall be subject to adjustment as follows:

(i) In case the Corporation shall at any time or from time to time (A) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series A Preferred Stock in the manner provided in Section 3) on the outstanding shares of any of the Common Stock in Capital Stock (which, for purposes of this Section 7(d)(i) shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Corporation or any Subsidiary or Affiliate thereof, (B) subdivide the outstanding shares of any of the Common Stock into a larger number of shares, (C) combine the outstanding shares of any of the Common Stock into a smaller number of shares, (D) issue any shares of its capital stock in a reclassification of any of the Common Stock or (E) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series A Preferred Stock in the manner provided in Section 3) on the outstanding shares of any of the Common Stock in shares of its Capital Stock pursuant to a shareholder rights plan, “poison pill” or similar arrangement, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(d)(i) shall become effective retroactively (A) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of any of Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

(ii) In case the Corporation shall at any time or from time to time issue or sell shares of any of its Common Stock (or securities convertible into or exchangeable for shares of its Common Stock, or any options, warrants or other rights to acquire shares of its Common Stock) (A) if there is no Active Public Market at such time for the Common Stock, at a price per share that is less than the higher of the then Conversion Price and the Current Market Price per share of such Common Stock then in effect as of the record date or Issue Date referred to in the following sentence, as the case may be (the “Relevant Date”), or (B) if there is an Active Public Market at such time for the Common Stock, at a price per share that is less than the Current Market Price per share of such Common Stock then in effect at the Relevant Date (treating the price per share of Common Stock, in the case of the issuance of any security convertible or exchangeable or exercisable into Common Stock, as equal to (m) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (n) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), other than (I) issuances or sales for which an adjustment is made pursuant to another Section of this Section 7(d) and (II) issuances which are made to holders of shares of Series A Preferred Stock pursuant to Section 3, then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to such Relevant Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such security) would purchase at the Current Market Price per share of Common Stock on the Relevant Date. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (i) in the case of an issuance to the stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (ii) in all other cases, on the date of such issuance (the “Issue Date”); provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 7(d)(ii) shall only be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights, and not upon the issuance of the security into which such convertible or exchangeable security converts or exchanges, or the security underlying such option, warrants or other right; provided, further, that if any convertible or exchangeable securities, options, warrants or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 7(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (y) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

(iii) In case the Corporation shall at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding (A) dividends or distributions paid or made to holders of shares of Series A Preferred Stock in the manner provided in Section 3 and (B) dividends payable in shares of Common Stock for which adjustment is made under Section 7(d)(i)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those in respect of which adjustments in the Conversion Price is made pursuant to Section 7(d)(i) or 7(d)(ii)), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price of the Common Stock less the then fair market value (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be mailed to the holders of the Series A Preferred Stock) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the holder of shares of Series A Preferred Stock would otherwise be entitled to receive such rights upon conversion at any time of shares of Series A Preferred Stock into Common Stock unless such rights are subsequently redeemed by the Corporation, in which case such redemption shall be treated for purposes of this Section 7(d)(iii) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

(iv) In case the Corporation at any time or from time to time shall take any action affecting its Common Stock other than an action described in any of Section 4 or Section 7(d)(i) through 7(d)(iii), inclusive, then, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Series A Preferred Stock).

(v) Notwithstanding anything herein to the contrary, no adjustment under this Section 7(d) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series A Preferred Stock pursuant hereto.

(e) If the Corporation shall take a record of the holders of any of the Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

(f) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series A Preferred Stock at least 10 Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

(g) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series A Preferred Stock pursuant to this Section 7. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of the shares of Series A Preferred Stock so surrendered. If the conversion of any share or shares of Series A Preferred Stock pursuant to this Section 7 results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation.

(h) In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) (collectively, a “Reclassification”), the Corporation shall execute and deliver to each holder of Series A Preferred Stock at least 10 Business Days prior to effecting a Reclassification a certificate that the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock or other securities receivable upon such Reclassification by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock could have been converted immediately prior to such Reclassification. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this Section 7(h) and any equivalent thereof in any such certificate similarly shall apply to successive Reclassifications.

(i) In case at any time or from time to time:

(A) the Corporation shall declare a dividend (or any other distribution) on the Common Stock;

(B) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

(C) there shall be any reclassification of the Common Stock, or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

(D) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to each holder of shares of Series A Preferred Stock at such holder’s address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten Business Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective; provided that in the case of any event to which Section 4 applies, the Corporation shall give at least 10 Business Days’ prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

(j) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

(k) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock pursuant to this Section 7 shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

8. Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

9. Restricted Actions. Notwithstanding any provision to the contrary contained in these resolutions, the Corporation shall not be required to make any payments to its stockholders, including without limitation any Liquidation Preference or any Extraordinary Event Preference, redeem any capital stock, including without limitation any shares of the Series A Preferred Stock, or take any other action in connection with its stockholders, as set forth in this Certificate or otherwise, to the extent that at such time the terms of any financing or working capital agreement of the Corporation or by which the Corporation is bound, would prohibit such payment, redemption or other action, or if such payment, redemption or other action would constitute a breach thereof or a default thereunder or if such payment, redemption or other action would, upon the giving of notice or passage of time or both, constitute such breach or default.

10. Definitions. As used in these resolutions, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Active Public Market” shall be deemed to exist if, at the time of determination, (i) the Common Stock is listed on one or more national securities exchanges in the United States or (ii) the Common Stock is quoted on NASDAQ and has an average daily volume of at least .4% of the outstanding shares for the preceding six months prior to such date.

“Board of Directors” means the Board of Directors of the Corporation.

“Business Day” means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of Delaware are authorized or required by law or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” shall have the meaning ascribed to it in Section 2 hereof.

“Conversion Price” shall have the meaning ascribed to it in Section 7(a) hereof.

“Corporation” shall have the meaning ascribed to it in the first Section of this Resolution.

“Current Market Price” per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 30 days, ending on such date, on which the national securities exchanges were open for trading, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-counter market, the Market Price on such date.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder.

“Extraordinary Event” shall have the meaning ascribed to it in Section 4(a) hereof.

“Extraordinary Event Amount” shall have the meaning ascribed to it in Section 4(b) hereof.

“Extraordinary Event Preference” shall have the meaning ascribed to it in Section 4(b) hereof.

“Issue Date” shall have the meaning ascribed to it in Section 7(d)(ii) hereof.

“Junior Stock” shall have the meaning ascribed to it in Section 2 hereof.

“Liquidation” shall have the meaning ascribed to it in Section 4(a) hereof.

“Liquidation Amount” shall have the meaning ascribed to it in Section 4(b) hereof.

“Liquidation Preference” shall have the meaning ascribed to it in Section 4(b) hereof.

“Market Price” shall mean, per share of Common Stock, on any date specified herein: (a) the closing price per share of the Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock, on such date as shown by NASDAQ and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined at the Corporation’s expense by an appraiser chosen by the holders of a majority of the shares of Series A Preferred Stock or, if no such appraiser is so chosen more than 20 business days after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of Series A Preferred Stock, then by an appraiser chosen by the Corporation.

“Merger” shall have the meaning ascribed to it in Section 4(a) hereof.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“NASDAQ” shall mean the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

“Reclassification” shall have the meaning ascribed to it in Section 7(h) hereof.

“Redemption Price” shall have the meaning ascribed to it in Section 5(a) hereof.

“Relevant Date” shall have the meaning ascribed to it in Section 7(d)(ii) hereof.

“Sale of Assets” shall have the meaning ascribed to it in Section 4(a) hereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Series A Preferred Stock” shall have the meaning ascribed to it in Section 1 hereof.

“Shares” shall have the meaning ascribed to it in Section 7(a) hereof.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this certificate this 3rd  day of August, 2004.

/s/ Barry J. Feld
Barry J. Feld
President